                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LAMSON & SESSIONS CONTINUES STRONG GROWTH IN THIRD QUARTER 2004

         o        NET SALES REACH RECORD LEVEL

         o LITIGATION SETTLEMENT CHARGE REDUCES NET INCOME BY $1.1 MILLION, OR 8 CENTS PER DILUTED SHARE

         o TELECOM INFRASTRUCTURE, INDUSTRIAL/COMMERCIAL CONSTRUCTION MARKETS IMPROVE


         CLEVELAND, Ohio, October 28, 2004 - Lamson & Sessions (NYSE:LMS) today announced record net sales of $106.4 million for the third quarter of 2004, an increase of nearly 12 percent over the $95.3 million reported in the third quarter of 2003. This growth reflects continuing improvement in the telecom infrastructure and the industrial/commercial construction markets. All three of the Company's business segments reported net sales growth in this quarter.

         The Company reported net income of $833,000, or 6 cents per diluted share, for the third quarter of 2004, which includes a litigation settlement charge of $1.7 million ($1.1 million net of tax or 8 cents per diluted share) and costs associated with the closure of a plant that totaled $395,000 ($235,000 net of tax, or 2 cents per diluted share). In the third quarter of 2003, the Company reported net income of $1.5 million, or 11 cents per diluted share.

         Gross margin for the third quarter of 2004 decreased to 17.3 percent, from 18.8 percent in the second quarter of 2004, reflecting the competitive challenge the Company has had in passing on raw material cost increases through higher selling prices. However, this gross margin level compares favorably to the 16.0 percent reported in the third quarter of 2003.

         Operating expenses rose to $12.9 million due to higher sales commissions and medical benefit costs, but remain well in line with expectations at 12.1 percent of net sales. The Company reported operating expenses of $10.7 million, or 11.2 percent of net sales, in the third quarter of 2003.

         For the first nine months of 2004, net sales rose to $294.2 million from $261.8 million a year earlier. Net income for the year to date was $5.3 million, or 37 cents per diluted share, including 3 cents per share from discontinued operations, up from net income of $3.4 million, or 25 cents per diluted share, for the first nine months of 2003.

Business Segments

         The Carlon business segment continues to show impressive growth as net sales rose more than 18 percent, to $51.9 million in the third quarter of 2004. A 25 percent improvement in telecom wireline product sales and a 6 percent improvement in electrical product sales primarily accounted for this performance. Carlon's operating income rose more than 8 percent to $4.6 million in the third quarter of 2004 compared with the prior year's third quarter.

         Lamson Home Products net sales increased nearly 8 percent to $24.0 million in the third quarter of 2004 as recent gains in door chimes and lighting control products augmented continuing strength in its electrical outlet box and fittings product lines. Operating income of $1.4 million in the third quarter of 2004 compares unfavorably with the $3.7 million reported in last year's third quarter. This reflects the business segment's limited ability, due to the competitive environment, to pass through cost increases for polyvinyl chloride
(PVC) resin. The price of PVC has risen to historically high levels, and is expected to continue to increase into 2005.

         Net sales in the PVC Pipe business segment improved to $30.5 million for the third quarter of 2004, an increase of 4.4 percent compared with the third quarter of 2003. The improvement in net sales was a result of a resurgence in sewer infrastructure spending and healthy residential construction demand combined with a slight improvement in the industrial/commercial construction market. This segment reported an operating loss of $597,000 for the third quarter of 2004, which reflects an encouraging improvement over the $2.1 million operating loss reported in the third quarter of 2003. Market conditions for these products remain very competitive, and as a result, only a portion of raw material cost increases have been recovered.

Working Capital and Debt

         Working capital levels have grown in support of the increased net sales activity. Accounts receivable days sales outstanding rose to 50 days at the end of the third quarter, compared with 47 days in the prior-year third quarter. Very strong billing activity in September accounts for most of this increase. Inventory levels also rose, primarily due to a 25 percent increase in the cost of PVC resin since year-end 2003. However, inventory turns rose to a record 7.7 times in the third quarter, compared with 7.3 times at the end of the third quarter of 2003.


                                     2 of 7

         On October 5, 2004, the Company announced that it is reviewing various strategic alternatives, which may include a sale of part or all of its businesses. Once the Company completes its strategic evaluation, management is confident that an appropriate refinancing can be completed in the first half of 2005, which will reflect the Company's strengthened balance sheet condition with significantly lower debt anticipated for the end of fiscal 2004. As a result, the Company's secured credit facility was classified as a current debt at the end of the third quarter of 2004. The Company continues to reduce its debt level and is not in violation of any financial covenants.


Business Outlook

         "For the full year of 2004, we reaffirm our guidance for net sales growth to $375 million to $385 million, an increase of 10 to 12 percent from last year," said John B. Schulze, Chairman, President and Chief Executive Officer. "We also currently project net income for the full year to be in the range of $5.9 million to $6.6 million, or 43 cents to 48 cents per diluted share, which is an increase of 59 percent to 78 percent from a year ago."

Conference Call

         A live Internet broadcast of the Company's conference call regarding its third quarter financial performance can be accessed via the Investor Relations page on the Company's Web site (www.lamson-sessions.com) at 2:00 p.m. Eastern Time on Thursday, October 28, 2004.

         Lamson & Sessions is a leading producer of thermoplastic enclosures, fittings, wiring outlet boxes and conduit for the electrical, telecommunications, consumer, power and wastewater markets. For additional information, please visit our Web site at: www.lamson-sessions.com.

         This press release contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expected as a result of a variety of factors, such as: (i) the volatility of resin pricing,
(ii) the ability of the Company to pass through raw material cost increases to its customers, (iii) maintaining a stable level of housing starts, telecommunications infrastructure spending, consumer confidence and general construction trends, (iv) the continued availability and reasonable terms of bank financing, (v) the outcome and effects of the Company's exploration of strategic alternatives, and (vi) any adverse change in the recovery trend of the country's general economic condition affecting the markets for the Company's products. Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove to be inaccurate, there is no assurance that any forward-looking statement will prove to be accurate.


FOR FURTHER INFORMATION, PLEASE CONTACT:

James J. Abel
Executive Vice President and
Chief Financial Officer
Lamson & Sessions
(216) 766-6557



                                     3 of 7

                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (In thousands, except per share data)


                                                      THIRD QUARTER ENDED                           NINE MONTHS ENDED
                                            -----------------------------------------    ------------------------------------------
                                               2004                  2003                   2004                   2003
                                            ---------              --------              ---------              ---------

NET SALES                                   $ 106,403    100.0%    $ 95,251    100.0%    $ 294,153    100.0%    $ 261,768    100.0%

COST OF PRODUCTS SOLD                          87,993     82.7%      79,968     84.0%      241,752     82.2%      217,158     83.0%
                                            ---------              --------              ---------              ---------

GROSS PROFIT                                   18,410     17.3%      15,283     16.0%       52,401     17.8%       44,610     17.0%

OPERATING EXPENSES                             12,903     12.1%      10,713     11.2%       36,879     12.5%       32,433     12.3%

LITIGATION SETTLEMENT                           1,728      1.6%           -      0.0%        1,728      0.6%            -      0.0%

OTHER EXPENSE (INCOME)                            395      0.4%           -      0.0%         (231)    -0.1%            -      0.0%
                                            ---------              --------              ---------              ---------

OPERATING INCOME                                3,384      3.2%       4,570      4.8%       14,025      4.8%       12,177      4.7%

INTEREST                                        1,992      1.9%       2,094      2.2%        5,897      2.0%        6,432      2.5%
                                            ---------              --------              ---------              ---------

INCOME FROM CONTINUING OPERATIONS

  BEFORE INCOME TAXES                           1,392      1.3%       2,476      2.6%        8,128      2.8%        5,745      2.2%

INCOME TAX PROVISION                              559      0.5%         958      1.0%        3,251      1.1%        2,298      0.9%
                                            ---------              --------              ---------              ---------

INCOME FROM CONTINUING OPERATIONS                 833      0.8%       1,518      1.6%        4,877      1.7%        3,447      1.3%

INCOME FROM DISCONTINUED OPERATIONS,

  NET OF INCOME TAX OF $256                         -      0.0%           -      0.0%          401      0.1%            -      0.0%
                                            ---------              --------              ---------              ---------

NET INCOME                                  $     833      0.8%    $  1,518      1.6%    $   5,278      1.8%    $   3,447      1.3%
                                            =========              ========              =========              =========


BASIC EARNINGS PER SHARE:

EARNINGS FROM CONTINUING OPERATIONS         $    0.06              $   0.11              $    0.35                 $ 0.25

EARNINGS FROM DISCONTINUED OPERATIONS,

  NET OF TAX                                        -                     -                   0.03                      -
                                            ---------              --------              ---------              ---------

NET EARNINGS                                $    0.06              $   0.11              $    0.38              $    0.25
                                            =========              ========              =========              =========

AVERAGE SHARES OUTSTANDING                     13,809                13,786                 13,793                 13,785
                                            =========              ========              =========              =========


DILUTED EARNINGS PER SHARE:

EARNINGS FROM CONTINUING OPERATIONS         $    0.06              $   0.11              $    0.35              $    0.25

EARNINGS FROM DISCONTINUED OPERATIONS,

  NET OF TAX                                        -                     -                   0.03                      -
                                            ---------              --------              ---------              ---------

NET EARNINGS                                $    0.06              $   0.11              $    0.37              $    0.25
                                            =========              ========              =========              =========

DILUTED AVERAGE SHARES OUTSTANDING             14,182                13,926                 14,080                 13,861
                                            =========              ========              =========              =========



                                     4 of 7

                           THE LAMSON & SESSIONS CO.
                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                (In thousands)


                                                    QUARTER ENDED         YEAR ENDED           QUARTER ENDED
                                                   OCTOBER 2, 2004      JANUARY 3, 2004       OCTOBER 4, 2003
                                                   ---------------      ---------------       ---------------

ACCOUNTS RECEIVABLE, NET                              $ 59,561              $ 38,196              $ 52,467

INVENTORIES, NET                                        40,130                30,143                34,519

OTHER CURRENT ASSETS                                    14,787                13,038                15,009

PROPERTY, PLANT AND EQUIPMENT, NET                      47,842                51,326                50,856

GOODWILL                                                21,519                21,519                21,558

PENSION ASSETS                                          30,388                30,016                30,232

OTHER ASSETS                                            18,805                24,075                20,919
                                                      --------              --------              --------

TOTAL ASSETS                                          $233,032              $208,313              $225,560
                                                      ========              ========              ========


ACCOUNTS PAYABLE                                      $ 32,388              $ 16,928              $ 26,654

SECURED CREDIT AGREEMENT - CURRENT                      83,100                11,000                11,000

OTHER CURRENT LIABILITIES                               32,533                29,098                29,425

LONG-TERM DEBT                                          11,756                82,990                89,619

OTHER LONG-TERM LIABILITIES                             28,749                29,782                28,627

SHAREHOLDERS' EQUITY                                    44,506                38,515                40,235
                                                      --------              --------              --------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY              $233,032              $208,313              $225,560
                                                      ========              ========              ========


                                     5 of 7

                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                                 (In thousands)


                                                                                NINE MONTHS ENDED
                                                                         -------------------------------
                                                                           2004                   2003
                                                                         --------               --------

OPERATING ACTIVITIES
     NET INCOME                                                          $  5,278               $  3,447
     ADJUSTMENTS TO RECONCILE NET INCOME TO CASH
       PROVIDED BY OPERATING ACTIVITIES:

         DEPRECIATION                                                       6,901                  6,890
         AMORTIZATION                                                       1,199                  1,199
         GAIN ON SALE OF FIXED ASSETS                                        (933)                  --
         DEFERRED INCOME TAXES                                              2,862                  2,102
         NET CHANGE IN WORKING CAPITAL ACCOUNTS:
             ACCOUNTS RECEIVABLE                                          (21,365)               (15,781)
             INVENTORIES                                                   (9,987)                (2,335)
             PREPAID EXPENSES AND OTHER                                      (316)                  (104)
             ACCOUNTS PAYABLE                                              15,460                  5,445
             ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES                 2,349                 (1,741)
         OTHER LONG-TERM ITEMS                                                101                  1,218
                                                                         --------               --------
CASH PROVIDED BY OPERATING ACTIVITIES                                       1,549                    340

INVESTING ACTIVITIES
     NET ADDITIONS TO PROPERTY, PLANT, AND EQUIPMENT                       (4,592)                (5,787)
     REFUND OF DEPOSITS ON EQUIPMENT OPERATING LEASES                         580                   --
     PROCEEDS FROM SALE OF FIXED ASSETS                                     1,595                   --
     ACQUISITIONS AND RELATED ITEMS                                          (187)                  (750)
                                                                         --------               --------
CASH USED IN INVESTING ACTIVITIES                                          (2,604)                (6,537)

FINANCING ACTIVITIES
     NET BORROWINGS UNDER SECURED CREDIT AGREEMENT                          1,700                  6,000
     PAYMENTS ON OTHER LONG-TERM BORROWINGS                                  (734)                  (748)
     PURCHASE AND RETIREMENT OF TREASURY STOCK                               (205)                  --
     EXERCISE OF STOCK OPTIONS                                                359                      2
                                                                         --------               --------
CASH PROVIDED BY FINANCING ACTIVITIES                                       1,120                  5,254
                                                                         --------               --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               65                   (943)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                468                  1,496
                                                                         --------               --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                               $    533               $    553
                                                                         ========               ========


                                     6 of 7

                            THE LAMSON & SESSIONS CO.
                                BUSINESS SEGMENTS
                                 (In thousands)


                                                     Third Quarter Ended                Nine Months Ended
                                               ---------------------------         ---------------------------
                                                  2004              2003              2004              2003
                                               ---------         ---------         ---------         ---------
NET SALES
   CARLON                                      $  51,857         $  43,755         $ 139,487         $ 116,879
   LAMSON HOME PRODUCTS                           24,019            22,259            67,053            59,834
   PVC PIPE                                       30,527            29,237            87,613            85,055
                                               ---------         ---------         ---------         ---------
                                               $ 106,403         $  95,251         $ 294,153         $ 261,768
                                               =========         =========         =========         =========

OPERATING INCOME (LOSS)
   CARLON                                      $   4,565         $   4,204         $  12,812         $   9,885
   LAMSON HOME PRODUCTS                            1,431             3,696             6,283             9,544
   PVC PIPE                                         (597)           (2,115)             (765)           (2,824)
   CORPORATE OFFICE                               (1,620)           (1,215)           (4,536)           (4,428)
   OTHER (EXPENSE) INCOME                           (395)             --                 231              --
                                               ---------         ---------         ---------         ---------
                                               $   3,384         $   4,570         $  14,025         $  12,177
                                               =========         =========         =========         =========

DEPRECIATION AND AMORTIZATION
   CARLON                                      $   1,313         $   1,688         $   4,078         $   5,136
   LAMSON HOME PRODUCTS                              458               433             1,393             1,286
   PVC PIPE                                          891               615             2,629             1,667
                                               ---------         ---------         ---------         ---------
                                               $   2,662         $   2,736         $   8,100         $   8,089
                                               =========         =========         =========         =========



                     TOTAL ASSETS BY BUSINESS SEGMENT AT OCTOBER 2, 2004, JANUARY 3, 2004, AND OCTOBER 4, 2003


                                           OCTOBER 2, 2004    JANUARY 3, 2004   OCTOBER 4, 2003
                                           ---------------    ---------------   ---------------



IDENTIFIABLE ASSETS
   CARLON                                      $  87,075         $  79,900         $  89,470
   LAMSON HOME PRODUCTS                           33,484            30,065            31,674
   PVC PIPE                                       50,307            34,232            41,667
   CORPORATE OFFICE (INCLUDES CASH,
      DEFERRED TAX, AND PENSION ASSETS)           62,166            64,116            62,749
                                               ---------         ---------         ---------
                                               $ 233,032         $ 208,313         $ 225,560
                                               =========         =========         =========

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